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                                                                 Exhibit 11.1
                        EQUITY CORPORATION INTERNATIONAL
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                 Three months ended March 31,
                                                       1997        1996
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
Computation of earnings per
  common and equivalent share:
Net income attributable to common stock............... $4,490,509  $2,237,126
                                                       ==========  ==========
Weighted average number of
  common shares outstanding........................... 20,089,372  14,849,260
Additional shares assuming
  conversion of stock options.........................    303,171     222,897
Effect of restricted stock issued.....................     19,053      12,750
                                                       ----------  ----------

Weighted average shares for primary earnings
  per share........................................... 20,411,596  15,084,907

Incremental shares issuable using
  quarter-end market price:
    Conversion of stock options.......................     10,332      49,998
    Effect of restricted stock issued.................      1,029       4,903
                                                       ----------  ----------

Weighted average shares for fully diluted
  earnings per share.................................. 20,422,957  15,139,808
                                                       ==========  ==========

Primary earnings per common and
  equivalent share.................................... $     0.22  $     0.15
                                                       ==========  ==========

Fully diluted earnings per common and
  equivalent share.................................... $     0.22  $     0.15
                                                       ==========  ==========
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